FOR IMMEDIATE RELEASE

Investor Contact:
Bob Okunski
Bob.Okunski@sunpowercorp.com
408-240-5447

Media Contact:
Helen Kendrick
Helen.Kendrick@sunpowercorp.com
408-240-5585

SunPower Provides Update of Audit Committee Investigation

SAN JOSE, Calif., December 15, 2009 – SunPower Corp. (Nasdaq: SPWRA, SPWRB), a manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that the company has made significant progress in its internal investigation of unsubstantiated accounting entries previously announced on November 16, 2009.

The investigation is being conducted under the direction of the SunPower board of director’s audit committee, with the assistance of outside legal and accounting experts. The investigation to date is consistent with the preliminary findings announced on November 16, 2009.

The audit committee is working with its experts and appropriate SunPower personnel to promptly complete a thorough investigation.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Cautionary Statements
The Audit Committee’s investigation is ongoing.  Until the investigation is complete, there can be no assurance regarding the results of, or the time required to complete, such investigation.  In addition, this press release and/or its press release issued November 16, 2009 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words such as "will," "could," "until," "estimates," and "continuing" and similar expressions to identify forward-looking statements, including forward-looking statements regarding: (a) the company's financial statements; (b) adjustments to the company's periodic reports and (c) results of the Audit Committee's investigation. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding the timing and results of the Audit Committee investigation, the potential need for restatement of the company's prior period financial statements, potential legal or regulatory action related to the matters under investigation, and the potential impact on the company's business and stock price of any announcements regarding any of the foregoing. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
# # #

SunPower is a registered trademark of SunPower Corp.  All other trademarks are the property of their respective owners.